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                                                                    EXHIBIT 99.6
                                                                    ------------


               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


                                                 GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:                        SECURITY NUMBER OF:
- ------------------------                         ------------------

1.  An individual's account                      The individual

2.  Two or more individuals (joint account)      The actual owner of the
                                                 account or, if combined funds,
                                                 any one of the individuals(1)

3.  Husband and wife (joint account)             The actual owner of the
                                                 account or, if joint funds,
                                                 either person(1)

4.  Custodian account of a minor                 The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint account)              The adult or, if the minor is
                                                 the only contributor, the
                                                 minor(1)

6.  Account in the name of guardian              The ward, minor, or
    or committee for a designated ward,          incompetent person(3)
    minor or incompetent person

7.  a.   The usual revocable savings             The grantor-trustee(1)
         trust account (grantor is
         also trustee)

    b.   So-called trust account that is         The actual owner(1)
         not a legal or valid trust under
         state law


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                                                                    EXHIBIT 99.6
                                                                          Page 2


                                                 GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:                        SECURITY NUMBER OF:
- ------------------------                         ------------------

8.  Sole proprietorship account                  The owner(4)

9.  A valid trust, estate, or pension trust      The legal entity (Do not
                                                 furnish the identification
                                                 number of the personal
                                                 representative or trustee
                                                 unless the legal entity itself
                                                 is not designated in the
                                                 account title.)(5)

10. Corporate account                            The organization

11. Religious, charitable, or educational        The corporation
    organization account

12. Partnership account                          The partnership

13. Association, club or other tax-exempt        The organization
    organization

14. A broker or registered nominee               The broker or nominee

15. Account with the Department of               The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

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                                                                    EXHIBIT 99.6
                                                                          Page 3


(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- -    A corporation.

- -    A financial institution.

- -    An organization exempt from tax under section 501(a) of the Internal
     Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

- -    The United States or any agency or instrumentality thereof.

- -    A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- -    A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- -    An international organization or any agency or instrumentality thereof.

- -    A registered dealer in securities or commodities registered in the United
     States or a possession of the United States.

- -    A real estate investment trust.


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                                                                    EXHIBIT 99.6
                                                                          Page 4


- -   A common trust fund operated by a bank under section 584(a) of the Code.

- -   An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.

- -   An entity registered at all times under the Investment Company Act of 1940.

- -   A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- -   Payments to nonresident aliens subject to withholding under section 1441 of the Code.

- -   Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident partner.

- -   Payments of patronage dividends where the amount received is not paid in money.

- -   Payments made by certain foreign organizations.

- -   Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

- -   Payments of interest on obligations issued by individuals.  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- -   Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

- -   Payments described in section 6049(b)(5) of the Code to non-resident aliens.

- -   Payments on tax-free covenant bonds under section 1451 of the Code.


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                                                                    EXHIBIT 99.6
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- -   Payments made by certain foreign organizations.

- -   Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 605ON of the Code and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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                                                                    EXHIBIT 99.6
                                                                          Page 6




                       PAYER'S NAME:  WILMINGTON TRUST COMPANY

 SUBSTITUTE                     Part I--Please      Part III--Social Security
 FORM W-9                       provide your TIN    Number OR Employer
 DEPARTMENT OF THE TREASURY     in the box at       Identification Number
 INTERNAL REVENUE SERVICE       right and certify   __________________
                                by signing and      (If awaiting TIN write
                                dating below.       "Applied For")


 Payer's Request                Part II--For Payees Exempt From Backup
 for Taxpayer Identification    Withholding, see the enclosed Guidelines for
 Number (TIN)                   Certification of Taxpayer Identification
                                Number on Substitute Form W-9 and complete as instructed therein.

CERTIFICATION--Under penalties of perjury, I certify that:

(1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATE INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)


NAME_________________________________
      (Please Print)

SIGNATURE____________________________     DATE____________________



NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TIN.

                CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER


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                                                                    EXHIBIT 99.6
                                                                          Page 7

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all payments with respect to the Old Notes or the New Notes made to me thereafter will be withheld until I provide a number.


SIGNATURE_________________________   DATE_________________